Exhibit 99.1

Merrill Lynch & Co., Inc.

Reconciliation of Non-GAAP Measures

During the third quarter of 2006, Merrill Lynch completed the merger of its Merrill Lynch Investment Managers business with BlackRock, Inc. Merrill Lynch recognized a gain associated with this merger along with other non-recurring expenses, collectively “Impact of BlackRock Merger”.

Management believes that while the results excluding the impact of the BlackRock merger are considered non-GAAP measures, they depict the operating performance of the company more clearly and enable more appropriate period-to-period comparisons.

Unaudited Earnings Summary

(In millions, except per share amounts)

	For the Three Months Ended September 29, 2006
	Excluding Impact of	Impact of
	BlackRock Merger	BlackRock Merger	GAAP Basis

Net Revenues(a)	$7,864	$1,969	$9,833
Non-Interest Expenses
Compensation and benefits(b)	3,798	144	3,942
Non-compensation expenses(c)	1,743	58	1,801

Total Non-Interest Expenses	5,541	202	5,743

Earnings from continuing operations before income taxes(d)	2,323	1,767	4,090
Income tax expense(e)	409	662	1,071

Net earnings from continuing operations	$1,914	$1,105	$3,019

Earnings from discontinued operations before income taxes	$38	$-	$38
Income tax expense	12	-	12

Net earnings from discontinued operations	$26	$-	$26

Net Earnings	$1,940	$1,105	$3,045

Preferred Stock Dividends	$50	$-	$50

Net Earnings Applicable to Common Stockholders	$1,890	$1,105	$2,995

Basic earnings per common share from continuing operations	$2.18	$1.29	$3.47
Basic earnings per common share from discontinued operations	0.03	-	0.03

Basic earnings per common share	$2.21	$1.29	$3.50

Diluted earnings per common share from continuing operations	$1.97	$1.17	$3.14
Diluted earnings per common share from discontinued operations	0.03	-	0.03

Diluted earnings per common share	$2.00	$1.17	$3.17

Average Shares Used in Computing Earnings Per Common Share
Basic	855.8	-	855.8
Diluted	945.3	-	945.3

Financial Ratios

	For the Three Months Ended
	September 29, 2006
	Excluding Impact of
	BlackRock Merger	GAAP Basis

Ratio of compensation and benefits to net revenues(b)/(a)	48.3%	40.1%
Ratio of non-compensation and benefits to net revenues(c)/(a)	22.2%	18.3%
Effective tax rate(e)/(d)	17.6%	26.2%
Pre-tax profit margin(d)/(a)	29.5%	41.6%

Average common equity	$33,862	$33,862
Impact of the BlackRock merger	(276)	-

Average common equity	33,586	33,862
Annualized return on average common equity from continuing operations	22.2%	35.1%
Annualized Return on Average Common Equity	22.5%	35.4%

Merrill Lynch & Co., Inc.

Reconciliation of Non-GAAP Measures

Merrill Lynch adopted Statement of Financial Accounting Standards No. 123 (as revised in 2004) for stock-based employee compensation during the first quarter of 2006. Additionally, as a result of a comprehensive review of the retirement provisions in its stock-based compensation plans, Merrill Lynch also modified the retirement eligibility requirements of existing stock awards in order to facilitate transition to more stringent retirement eligibility requirements for future stock awards. These modifications and the adoption of the new accounting standard required Merrill Lynch to accelerate the recognition of compensation expenses for affected stock awards, resulting in the “one-time compensation expenses.” These changes represent timing differences and are not economic in substance.

During the third quarter of 2006, Merrill Lynch completed the merger of its Merrill Lynch Investment Managers business with BlackRock, Inc. Merrill Lynch recognized a gain associated with this merger along with other non-recurring expenses, collectively “Impact of BlackRock Merger”. Management believes that while the results excluding these one-time compensation expenses and the impact of the BlackRock merger are considered non-GAAP measures, they depict the operating performance of the company more clearly and enable more appropriate period-to-period comparisons.

Unaudited Earnings Summary

(In millions, except per share amounts)

	For the Nine Months Ended September 29, 2006(1)
	Excluding One-time	Impact of
	Compensation	One-time	Impact of
	Expenses & Impact of	Compensation	BlackRock	GAAP
	BlackRock Merger	Expenses	Merger	Basis

Net revenues(a)	$23,880	$-	$1,969	$25,849
Non-interest expenses
Compensation and benefits(b)	11,759	1,759	144	13,662
Non-compensation expenses(c)	5,162	-	58	5,220

Total non-interest expenses	16,921	1,759	202	18,882

Earnings from continuing operations before income taxes(d)	6,959	(1,759)	1,767	6,967
Income tax expense(e)	1,803	(582)	662	1,883

Net earnings from continuing operations	$5,156	$(1,177)	$1,105	$5,084

Earnings from discontinued operations before income taxes	$103	$-	$-	$103
Income tax expense	34	-	-	34

Net earnings from discontinued operations	$69	$-	$-	$69

Net earnings	$5,225	$(1,177)	$1,105	$5,153

Preferred stock dividends	$138	$-	$-	$138

Net earnings applicable to common stockholders	$5,087	$(1,177)	$1,105	$5,015

Basic earnings per common share from continuing operations	$5.75	$(1.35)	$1.25	$5.65
Basic earnings per common share from discontinued operations	0.08	-	-	0.08

Basic earnings per common share	$5.83	$(1.35)	$1.25	$5.73

Diluted earnings per common share from continuing operations	$5.20	$(1.22)	$1.14	$5.12
Diluted earnings per common share from discontinued operations	0.07	-	-	0.07

Diluted earnings per common share	$5.27	$(1.22)	$1.14	$5.19

Average shares used in computing earnings per common share
Basic	873.1	1.9	-	875.0
Diluted	964.7	1.9	-	966.6

Financial Ratios

	For the Nine Months Ended(1)
	September 29, 2006
	Excluding One-time
	Compensation
	Expenses & Impact of
	BlackRock Merger	GAAP Basis

Ratio of compensation and benefits to net revenues(b)/(a)	49.2%	52.9%
Ratio of non-compensation and benefits to net revenues(c)/(a)	21.6%	20.2%
Effective Tax Rate(e)/(d)	25.9%	27.0%
Pre-tax Profit Margin(d)/(a)	29.1%	27.0%

Average Common Equity	$33,887	$33,887
Impact of one-time compensation expenses and the BlackRock merger	(256)	-

Average Common Equity	33,631	33,887
Annualized return on average common equity from continuing operations	19.9%	19.5%
Annualized Return on Average Common Equity	20.2%	19.7%

Segment Data (unaudited)

(dollars in millions)

	For the Three Months Ended	For the Nine Months Ended
	Sept. 29,	Sept. 29,
	2006	2006

Global Markets & Investment Banking
Global Markets
FICC	$2,081	$5,830
Equity Markets	1,519	4,969

Total Global Markets net revenues	3,600	10,799
Investment Banking(1)
Origination:
Debt	366	1,195
Equity	193	745
Strategic Advisory Services	260	813

Total Investment Banking net revenues	819	2,753

Total net revenues(a)	4,419	13,552

Pre-tax earnings/(loss) from continuing operations	1,472	3,153
Impact of one-time compensation expenses	-	1,369
Pre-tax earnings/(loss) from continuing operations excluding one-time compensation expenses(b)	1,472	4,522
Pre-tax profit margin	33.3%	23.3%
Pre-tax profit margin excluding one-time compensation expenses(b)/(a)	33.3%	33.4%

Global Wealth Management
Global Private Client
Fee-based revenues	$1,361	$4,057
Transactional and origination revenues	708	2,480
Net interest profit and related hedges(2)	508	1,545
Other revenues	76	207

Total Global Private Client net revenues	2,653	8,289

Global Investment Management net revenues	87	330

Total net revenues(a)	2,740	8,619

Pre-tax earnings from continuing operations	560	1,585
Impact of one-time compensation expenses	-	281

Pre-tax earnings from continuing operations excluding one- time compensation expenses(b)	560	1,866
Pre-tax profit margin	20.4%	18.4%
Pre-tax profit margin excluding one-time compensation expenses(b)/(a)	20.4%	21.6%

Merrill Lynch Investment Managers
Total net revenues(a)	$700	$1,900
Pre-tax earnings from continuing operations	284	637
Impact of one-time compensation expenses	-	109

Pre-tax earnings from continuing operations excluding one- time compensation expenses(b)	284	746
Pre-tax profit margin	40.6%	33.5%
Pre-tax profit margin excluding one-time compensation expenses(b)/(a)	40.6%	39.3%

Corporate
Total net revenues	$1,974	$1,778
Impact of BlackRock merger	1,969	1,969

Total net revenues excluding the BlackRock merger	5	(191)
Pre-tax earnings/(loss) from continuing operations	1,774	1,592
Impact of BlackRock merger	(1,767)	(1,767)

Pre-tax earnings/(loss) from continuing operations excluding the BlackRock merger	7	(175)

(dollars in millions)

	For the Three Months Ended	For the Nine Months Ended
	Sept. 29,	Sept. 29,
	2006	2006

Total
Total net revenues	$9,833	$25,849
Impact of BlackRock merger	1,969	1,969

Total net revenues excluding the BlackRock merger(a)	7,864	23,880
Pre-tax earnings/(loss) from continuing operations	4,090	6,967
Impact of BlackRock merger	(1,767)	(1,767)
Impact of one-time compensation expenses	-	1,759

Pre-tax earnings/(loss) from continuing operations excluding BlackRock merger and one-time compensation expenses(b)	2,323	6,959
Pre-tax profit margin	41.6%	27.0%
Pre-tax profit margin excluding BlackRock merger and one-time compensation expenses(b)/(a)	29.5%	29.1%

N/M = Not Meaningful

Note:	Certain prior period amounts have been reclassified to conform to the current period presentation.

(1)	A portion of Origination revenue is recorded in Global Wealth Management.
(2)	Includes interest component of non-qualifying derivatives which are included in Other Revenues.